Exhibit 4

  NUMBER                                                             SHARES
|        |                           COLORADO                       |       |
                                {GRAPHIC OMITTED}


                              POSTERALLEY.COM, INC.
                  Common Stock - Authorized 30,000,000 shares


                        SHARES ARE WITH $.0001 PAR VALUE





This certifies that ___________________________________________ is the owner of
________________________________shares of the capital stock of

                                                                Full Faid and
                                                                non-assasable
transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.


In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed.
                this ____________ day of ________________ AD. 19________



_______________________________    {SEAL}      ________________________________
Bruce A. Capra        Secretary                Scott M. Thornock      President


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